Exhibit 5.1

Faust Law Group, PLLC 103 Forestview Road Lake Dallas, Texas 214-727-4591 qfaust@faustlawgroup.com

May 9, 2018

Intrusion, Inc.

1101 East Arapaho Road, Suite 200

Richardson, Texas 75081

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Intrusion, Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933 (the “Securities Act”) of an additional 600,000 shares (the “Shares”) of its common stock, par value $0.01 per share (the “Common Stock”), on the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on May 9, 2018. The Shares will be issued pursuant to the terms of the Company’s 2015 Stock Incentive Plan (the “Plan”).

In reaching the opinions set forth herein, we have reviewed those agreements, certificates of public officials, officers of the Company and other persons, records, documents, and matters of law that we deemed relevant, including, but not limited to, (a) the Articles of Incorporation and By-laws of the Company, (b) resolutions previously adopted by the Board of Directors of the Company and (c) the Plan.

Based on and subject to the foregoing and subject further to the assumptions, exceptions and qualifications hereinafter stated, we are of the opinion that the Shares, when issued in accordance with the provisions of the Plan, will be legally issued, fully paid and nonassessable.

The opinions expressed above are subject in all respects to the following assumptions, exceptions and qualifications:

(a) We have assumed that (i) all signatures on all documents reviewed by us are genuine, (ii) all documents submitted to us as originals are true and complete, (iii) all documents submitted to us as copies are true and complete copies of the originals thereof, (iv) all information submitted to us in the preparation of the Registration Statement is true and complete as of the date hereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so, (vi) each person signing in a representative capacity any document reviewed by us had authority to sign in that capacity and (vii) the consideration to be received by the Company for each Share will be equal to or exceed the par value thereof.

(b) The opinions expressed above are limited to the laws of the State of Delaware and the federal laws of the United States of America.

(c) The opinions expressed above speak as of the date hereof and are limited to the matters expressly set forth herein, and no opinion is to be implied or inferred beyond such matters.

This opinion may be filed as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come into the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is given as of the date hereof, and we disclaim any duty to advise you regarding any changes in, or otherwise communicate with you with respect to, the matters addressed herein.

Regards,

/s/ Quentin Collin Faust

Quentin Collin Faust

Faust Law Group, PLLC